As filed with the Securities and Exchange Commission on August 6, 2010
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTRICON CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	23-1069060
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1260 Red Fox Road, Arden Hills, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

2006 Equity Incentive Plan, as amended
(Full title of the Plan)

Scott Longval, Chief Financial Officer
IntriCon Corporation
1260 Red Fox Road, Arden Hills, MN 55112
(Name and address of agent for service)

(651) 636-9770
(Telephone number, including area code, of agent for service)

Copy to:

Francis E. Dehel
Blank Rome LLP
One Logan Square, 18th & Cherry Streets
Philadelphia, PA 19103
Telephone: (215) 569-5500
Facsimile: (215) 832-5532

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)(3)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, par value $1.00 per share	250,000	$5.07	$1,267,500	$90.37

(1)	Represents additional shares issuable under the registrant’s 2006 Equity Incentive Plan (“Plan”) as a result of an amendment to the Plan in 2010 (the “Amendment”).

(2)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Global Market on August 4, 2010.

(3)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also includes such indeterminate number of shares of Common Stock as may be issued pursuant to certain anti-dilution provisions contained in the Plan.

          Pursuant to General Instruction E of Form S-8, the registrant hereby makes the following statement:

          This Registration Statement on Form S-8 is being filed by the registrant to register an additional 250,000 shares of its common stock which, pursuant to the Amendment, are issuable upon the grant or exercise of awards under the Plan. These 250,000 shares are in addition to the 1,217,500 shares of the registrant’s common stock which were previously registered pursuant to the registrant’s Registration Statement on Form S-8 (Commission File No. 333-134256) filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2006 (the “Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

5.1	Opinion of Blank Rome LLP.

10.1

2006 Equity Incentive Plan, as amended (management contract, compensatory plan or arrangement) (incorporated by reference from Appendix A to the Company’s proxy statement filed with the SEC on March 15, 2010).

23.1	Consent of Baker Tilly Virchow Krause, LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 6, 2010.

INTRICON CORPORATION

By:	/s/ Scott Longval
Scott Longval
Chief Financial Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark S. Gorder and Scott Longval, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE(S)	DATE

/s/ Michael J. McKenna	Chairman of the Board	August 6, 2010
Michael J. McKenna

/s/ Nicholas A. Giordano	Director	August 6, 2010
Nicholas A. Giordano

/s/ Robert N. Masucci	Director	August 6, 2010
Robert N. Masucci

/s/ Philip N. Seamon	Director	August 6, 2010
Philip N. Seamon

/s/ Mark S. Gorder	Chief Executive Officer (Principal	August 6, 2010
Mark S. Gorder	Executive Officer) and Director

/s/ Scott Longval	Chief Financial Officer (Principal	August 6, 2010
Scott Longval	Accounting Officer and Principal
Financial Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1	Opinion of Blank Rome LLP.

10.1

2006 Equity Incentive Plan, as amended (management contract, compensatory plan or arrangement) (incorporated by reference from Appendix A to the Company’s proxy statement filed with the SEC on March 15, 2010).

23.1	Consent of Baker Tilly Virchow Krause, LLP.

23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).